                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        CREDIT ACCEPTANCE CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                       CREDIT ACCEPTANCE CORPORATION LOGO

                         CREDIT ACCEPTANCE CORPORATION
                          25505 WEST TWELVE MILE ROAD
                                   SUITE 3000
                        SOUTHFIELD, MICHIGAN 48034-8339

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 19, 1997

                           -------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Credit Acceptance Corporation, a Michigan corporation, will be held at 400 Renaissance Center, 23rd Floor, Detroit, Michigan 48243, on Monday, May 19, 1997, at 9:00 a.m., local time, for the following purposes.


     1. To elect six directors to serve until the 1998 Annual Meeting of Shareholders; and


     2. To approve a proposal to amend the Articles of Incorporation of the Company to increase the number of authorized Common Shares from 60,000,000 to 80,000,000; and



     3. To approve a proposal to amend the 1992 Stock Option Plan to increase the number of shares subject to the plan from 4,000,000 to 5,000,000; and


     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record on April 7, 1997 will be entitled to notice of and to vote at this meeting. You are invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign and return immediately the enclosed Proxy in the envelope provided. No postage is required if the envelope is mailed in the United States. The Proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                          By Order of the Board of Directors,

                                          DONALD A. FOSS SIGNATURE

                                          Donald A. Foss
                                          Chairman and Chief Executive Officer

Southfield, Michigan
April 16, 1997

                       CREDIT ACCEPTANCE CORPORATION LOGO

                         CREDIT ACCEPTANCE CORPORATION

                                PROXY STATEMENT

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 1997

                           -------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Credit Acceptance Corporation, a Michigan corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held on Monday, May 19, 1997, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. This Proxy Statement and the enclosed form of Proxy were first sent or given to security holders on April 16, 1997.


     Only shareholders of record at the close of business on April 7, 1997 (the "Record Date") will be entitled to vote at the meeting or any adjournment thereof. Each holder of the 46,076,448 issued and outstanding shares of the Company's common stock (the "Common Stock") on the Record Date is entitled to one vote per share. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.


     A proxy may be revoked at any time before it is exercised by giving a written notice to the Secretary of the Company bearing a later date than the proxy, by submitting a later-dated proxy or by voting the shares represented by the proxy in person at the Annual Meeting. Unless revoked, the shares represented by each duly executed, timely delivered proxy will be voted in accordance with the specifications made. If no specifications are made, such shares will be voted for the election of directors as proposed in this Proxy Statement. The Board of Directors does not intend to present any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, it is the intention of such proxy holders to vote the proxy in accordance with their best judgment.

     The expenses of soliciting proxies will be paid by the Company. In addition to solicitation by mail, the officers and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their expense in mailing proxy material to principals.

                           COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 31, 1997 concerning beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table, by all directors and executive officers as a group, and by all other beneficial owners of more than 5% of the outstanding shares of Common Stock. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on March 31, 1997 or within 60 days thereafter through the exercise of any stock option or other right. Unless otherwise indicated, each holder has sole investment and voting power with respect to the shares set forth in the following table.


                                                                 NUMBER OF SHARES         PERCENT OF
                                                                BENEFICIALLY OWNED    OUTSTANDING SHARES
                                                                ------------------    ------------------
Donald A. Foss..............................................        23,934,600(a)            51.9%
Richard E. Beckman..........................................           153,832(b)              *
Robert A. Derwa.............................................            28,466(c)              *
Brett A. Roberts............................................           141,999(d)              *
Michael W. Knoblauch........................................            63,933(e)              *
Harry E. Craig..............................................             3,000                 *
Thomas A. FitzSimmons.......................................             2,650                 *
David T. Harrison...........................................             2,300                 *
Sam M. LaFata...............................................             9,000(f)              *
All Directors and Executive Officers as a Group (13
  persons)..................................................        24,372,229(g)            52.9%
William Blair & Company, LLC................................         3,215,287(h)             7.0%


-------------------------
 * Less than 1%.

(a) Shares are held of record by the Donald A. Foss Revocable Living Trust dated January 26, 1984 as to which Mr. Foss is the trustee. Mr. Foss' business address is 25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan 48034-8339.

(b) Includes 12,500 shares held by the Richard E. Beckman Revocable Living Trust as to which Mr. Beckman is the trustee and 141,332 shares which Mr. Beckman has the right to acquire upon exercise of employee stock options.

(c) Includes 11,666 shares which Mr. Derwa has the right to acquire upon exercise of employee stock options.

(d) Includes 133,999 shares which Mr. Roberts has the right to acquire upon exercise of employee stock options.

(e) Includes 63,333 shares which Mr. Knoblauch has the right to acquire upon exercise of employee stock options.

(f) Shares are held by the Sam M. LaFata Revocable Living Trust as to which Mr. LaFata is the trustee.


(g) Includes a total of 401,329 shares which such persons have the right to acquire upon exercise of employee stock options.



(h) The number of shares is based on information contained in a Schedule 13-G filed with the Securities and Exchange Commission by William Blair & Company, LLC which reflects its beneficial ownership of shares of Common Stock as of February 18, 1997. William Blair reported that it may be deemed to have sole voting power over 806,020 shares and sole dispositive power over 3,215,287 shares. William Blair's business address is 222 West Adams Street, Suite 3300, Chicago, IL 60606-5312.


                       MATTERS TO COME BEFORE THE MEETING

(1) ELECTION OF DIRECTORS

     Six directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each director holds office until the next annual meeting of shareholders and until his successor has been elected and qualified. The nominees named below have been selected by the Board of Directors of the Company. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select. Each of the nominees is currently a director of the Company.

     The following sets forth information as to each nominee for election at the Annual Meeting, including his age, present principal occupation, other business experience during the last five years, directorships in other publicly-held companies, membership on committees of the Board of Directors and period of service as a director of the Company. The Board of Directors recommends a vote FOR each of the nominees for election. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE FOR THE ELECTION OF THE NOMINEES UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. The election of directors requires a plurality of the votes cast.

     DONALD A. FOSS; AGE 52; CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF THE COMPANY

     Mr. Foss is the founder and principal shareholder of the Company, in addition to owning and controlling an affiliated company. He was formally named Chairman of the Board and Chief Executive Officer of the Company in March 1992.

     RICHARD E. BECKMAN; AGE 46; PRESIDENT AND CHIEF OPERATING OFFICER

     Mr. Beckman, a certified public accountant, has been employed by the Company since 1991. Mr. Beckman was named Treasurer, Chief Financial Officer and Director in March 1992, served as Vice President-Finance from March 1992 until April 1993, and was named Vice Chairman in April 1993. He was named to his present position in August 1995. Before joining the Company, he was a partner of Arthur Andersen LLP.

     HARRY E. CRAIG, AGE 69; INDEPENDENT PERSONNEL CONSULTANT


     Mr. Craig has been a self-employed consultant providing management training services since 1986. From 1982 to 1986, Mr. Craig served as Director, Personnel and Organization Office of Ford Aerospace & Communications Corporation, previously a subsidiary of Ford Motor Company, and from 1956 to 1982 served in various managerial and other capacities with Ford Motor Company. Mr. Craig became a director of the Company in June 1992.


     THOMAS A. FITZSIMMONS; AGE 53; PRINCIPAL, WILLIAM BLAIR & COMPANY LLC

     Mr. FitzSimmons is a partner of William Blair & Company LLC, a full-service investment banking/brokerage firm headquartered in Chicago. Mr. FitzSimmons joined William Blair & Company LLC in 1983 and is currently manager of the firm's Financial Institutions Group, which provides investment banking products and services to commercial banks, corporations involved in consumer or commercial finance, insurance companies and other financial institutions. Prior to joining William Blair & Company LLC, he held a number of management positions with the Northern Trust Company, including seven years in its London office. Mr. FitzSimmons became a director of the Company in February 1994.

     DAVID T. HARRISON; AGE 54; PRESIDENT OF PINNACLE APPRAISAL GROUP, INC. AND SUMMIT PROPERTIES & DEVELOPMENT COMPANY

     Mr. Harrison has been the President of Pinnacle Appraisal Group, Inc., a real estate appraisal firm, since founding that Company in July 1991 and has also been the President of Summit Properties & Development Company, a residential builder, since November 1993. Prior to that time, Mr. Harrison was President and Chief Executive Officer of First of America Bank-Southeast Michigan, N.A. (the successor bank of First of America-Oakland/Macomb, N.A.), a wholly-owned subsidiary of First of America Bank Corporation, for more than five years. Mr. Harrison has served as a director of the Company since June 1992.

     SAM M. LAFATA; AGE 63; GENERAL MANAGER OF MANHEIM METRO DETROIT AUTO
AUCTION

     Mr. LaFata has been General Manager of Manheim Metro Detroit Auto Auction since February 1991. From 1987 through 1990, Mr. LaFata served as an automotive consultant for General Electric Capital Corp., Mercedes-Benz of North America, Inc. and Toyota Motor Corp. Prior to that time, Mr. LaFata served as President of an auto auction business he founded in 1969. Mr. LaFata sold this business in 1983 and continued as President through 1986. Mr. LaFata has served as a director of the Company since June 1992.

                            OTHER EXECUTIVE OFFICERS

     BRETT A. ROBERTS; AGE 30; EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

     Mr. Roberts, a certified public accountant, joined the Company in 1991 as Corporate Controller and was named Assistant Treasurer in March 1992 and Vice President-Finance in April 1993. He was named Chief Financial Officer and Treasurer in August 1995 and to his present position in January 1997. Before joining the Company, he was employed at Arthur Andersen LLP in the audit division for three years.


     DOUGLAS W. BUSK; AGE 36; VICE PRESIDENT AND TREASURER



     Mr. Busk joined the Company in November 1996 and has been Vice President and Treasurer since January 1997. Previously, Mr. Busk was a vice president and loan officer of Comerica Bank from 1990 to 1996.



     JOHN P. CAVANAUGH; AGE 31; VICE PRESIDENT, CORPORATE CONTROLLER AND ASSISTANT SECRETARY



     Mr. Cavanaugh has been employed by the Company since October 1993. He was named to his present position on August 1995. Prior to joining the Company, Mr. Cavanaugh was employed at KPMG Peat Marwick LLP in the audit division for four years.


     ROBERT A. DERWA; AGE 60; VICE PRESIDENT -- OPERATIONS

     Mr. Derwa has been Vice President -- Operations since August 1995. He served as President of the Company from 1989 until August 1995, and has been employed by the Company since 1981 in various managerial capacities.

     MICHAEL W. KNOBLAUCH; AGE 33; VICE PRESIDENT -- COLLECTIONS

     Mr. Knoblauch has been employed by the Company since 1992. He was named Vice President -- Collections in August 1995. He served as the Company's collection manager from May 1994 to August 1995. Previously, he was the Company's controller in charge of an affiliated company. Before joining the Company, Mr. Knoblauch was on the financial staff of General Motors Corporation, Service Parts Division, from 1989 to 1992.


     CHARLES A. PEARCE; AGE 32; VICE PRESIDENT, GENERAL COUNSEL AND ASSISTANT SECRETARY



     Mr. Pearce has been the Company's general counsel since January 1996 and was named to his present position in January 1997. Mr. Pearce was associated with the law firm of Rhoades, McKee, Baer, Goodrich and Titta from May 1990 until joining the Company in January 1996.


     ALLAN V. APPLE; AGE 56; SECRETARY

     Mr. Apple, a certified public accountant, has been employed by the Company since January 1992. From 1987 to 1991, he served as Chief Financial Officer of the Company and was named to his present position in March 1992. He also served as Executive Vice President from March 1992 until August 1995.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during 1996. Standing committees of the Board include the Audit Committee and the Executive Compensation Committee. The current members of both committees are Harry Craig, Thomas FitzSimmons, David Harrison and Sam LaFata.

     The Audit Committee's principal responsibilities include: (a) recommending the selection of the Company's independent public accountants, (b) reviewing the scope of audits made by the independent public accountants, (c) reviewing the audit reports submitted by the independent public accountants, and (d) reviewing the Company's internal audit activities and matters concerning financial reporting, accounting and audit procedures. The Audit Committee held two meetings during 1996.

     The Executive Compensation Committee's principal responsibilities include:
(a) reviewing on an annual basis the compensation of all executive officers of the Company, (b) making recommendations to the Board regarding compensation of executive officers, and (c) reviewing all employee benefit plans pursuant to which securities (including stock options) are granted to the Company's executive officers. The Executive Compensation Committee held two meetings during 1996.

     In January 1997, a new Stock Option Committee comprised of Harry Craig, David Harrison and Sam LaFata was formed to administer the Company's 1992 Stock Option Plan.

(2) PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

     The Articles of Incorporation presently authorize 60,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value. As of December 31, 1996, 45,842,986 shares of Common Stock were issued and outstanding and 1,415,159 shares of Common Stock were reserved for issuance pursuant to the Company's stock option plans. There were no shares of Preferred Stock issued or reserved for issuance.

     Proposed Amendment. The Board of Directors is seeking approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock to 80,000,000 shares as set forth in the following resolution:

     "RESOLVED, that the Articles of Incorporation of this corporation be amended by changing part 1 of Article III so that, as amended, part 1 of
     Article III, which sets forth the total authorized capital stock of this corporation, shall read as follows:

     1. Common Stock: 80,000,000 shares, $.01 par value
        Preferred Stock: 1,000,000 shares, $.01 par value"

     Reason for Proposed Amendment. The proposed additional shares of Common Stock could be issued for any proper corporate purpose, including the acquisition of other businesses, the raising of additional capital for use in the Company's business, stock splits, the payment of stock dividends or other distributions in shares of stock, or in connection with employee stock incentive programs. While the Company currently has no understandings or commitments with respect to the issuance of the additional shares of Common Stock, it is considered advisable to have the authorization to issue such shares in order to enable the Company, as the need may arise, to move promptly to take advantage of market conditions and the availability of other favorable opportunities without the delay and expense involved in calling a special shareholders meeting for such purpose.

     The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of holders of existing Common Stock. Depending on the circumstances, any issuance of additional shares of Common Stock may dilute the present equity ownership of current shareholders. Holders of Common Stock have no preemptive rights to participate in any such issuance.

     If the proposed amendment to the Articles of Incorporation is approved, the Board of Directors will have the authority to issue the additional authorized shares or any part thereof to such persons and for such consideration as it may determine without further action by the shareholders except as required by law, the Articles of Incorporation or the rules of the Nasdaq Stock Market or any stock exchange on which the Company's securities may then be listed. The Nasdaq Stock Market, on which the issued shares of Common Stock are listed, currently requires specific shareholder approval as a prerequisite to listing shares in certain limited circumstances.

     Although the proposed amendment is not intended to be an anti-takeover measure, shareholders should note that, under certain circumstances, the additional shares of Common Stock could be used to make any attempt to gain control of the Company or the Board of Directors more difficult or time-consuming. Any of the additional shares of Common Stock could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. It is possible that such shares could be sold with or without an option, on the part of the Company, to repurchase such shares, or on the part of the purchaser, to put such shares to the Company.

     The amendment to increase the authorized Common Stock might be considered to have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's stock, to acquire control of the Company, since the issuance of the additional shares of Common Stock could be used to dilute the stock ownership of a person or entity seeking to obtain control and to increase the cost to a person or entity seeking to acquire a majority of the voting power of the Company. If so used, the effect of the additional authorized shares of Common Stock might be
(i) to deprive shareholders of an opportunity to sell their stock at a temporarily higher price as a result of a tender offer or the purchase of shares by a person seeking to obtain control of the Company or (ii) to assist incumbent management in retaining its present position. Such an attempt to acquire control is unlikely at the present time, however, in view of Mr. Foss' beneficial ownership of 52.2% of the shares of Common Stock currently outstanding.

     Recommendation and Vote Required. The Board recommends a vote FOR approval of the proposal to amend the Articles of Incorporation. A majority of shares outstanding and entitled to vote at the meeting is required to approve the proposal. Consequently, abstentions and broker non-votes will have the same effect as a vote against the proposal. Mr. Foss, who beneficially owns 52.2% of the Common Stock outstanding, intends to vote for approval of the proposal.

(3) PROPOSAL TO APPROVE AN AMENDMENT TO THE 1992 STOCK OPTION PLAN

     Proposed Amendment. The Board of Directors is seeking approval of an amendment to the 1992 Stock Option Plan (the "Option Plan") which will increase the number of shares subject to the Option Plan from 4,000,000 to 5,000,000 shares (subject to adjustment for stock splits and certain other corporate events). The amendment has been approved by the Board of Directors, subject to shareholder approval. Approval of the Option Plan amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock voting on the proposal. Abstentions and broker non-votes will have no effect with respect to this proposal. The Board of Directors recommends a vote FOR the approval of the proposal. Mr. Foss, who beneficially owns 52.2% of the Common Stock outstanding, intends to vote for approval of the proposal.

     Reasons for Proposed Amendment. The Option Plan is a key element of the Company's compensation program. The purpose of this program is to attract and retain executive officers and employees to lead the Company toward its goals while aligning the financial interests of the Company's executive officers and employees with the long term interests of the Company and its shareholders. The Board of Directors believes that additional shares of Common Stock should be made subject to the Option Plan to facilitate future grants under the Option Plan consistent with the philosophy and objectives of the Company's compensation program. The approval by shareholders of the proposed amendment to the Option Plan will permit the Company to continue to grant stock options as part of its compensation program.

     A total of 4,000,000 shares of Common Stock have been set aside for issuance upon exercise of options under the Option Plan. As of March 31, 1997, options for 2,580,643 shares are outstanding, options for 752,698 shares have been exercised, and 666,659 shares are available for future option grants to employees of the Company and its subsidiaries. All 575 full-time employees are eligible to receive options under the Option Plan. Options may be granted under the Option Plan until March 1, 2002.

     Description of Option Plan. As of January 1997, the Option Plan is administered by the Stock Option Committee (the "Committee"). The Committee may delegate to one or more officers or managers of the Company the authority to administer the Option Plan with respect to participants who are not officers or directors for purposes of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

     Options to be granted under the Option Plan may be incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or may be options other than ISOs (non-qualified options or "NQSOs"). The exercise price of an ISO will generally be equal to the fair market value (as defined in the Option Plan) per share of the Common Stock on the date of the grant, but will be higher if the grantee is a substantial shareholder of the Company. The aggregate fair market value of the Common Stock on the date of grant for which any participant may be granted ISOs first exercisable in any year may not exceed $100,000. The exercise price of NQSOs will be determined by the Committee but may not be less than 85% of the fair market value per share of the Common Stock on the date of grant. The closing price per share of the Common Stock on March 31, 1997 was $17.75. The exercise price is required to be paid in full at the time of exercise in cash or its equivalent or, in shares of Common Stock. ISOs and NQSOs granted under the Option Plan will be exercisable for a term of not more than ten years as determined by the Committee and, unless otherwise provided in the stock option agreement relating to a particular option, will terminate upon the participant's termination of employment to the extent not then exercisable. Options that have become exercisable on or prior to the date of termination of employment terminate at the earlier of: (i) the expiration date of the option; or (ii) where such termination occurs other than as a result of death or disability, three months after termination of employment. Options granted under the Option Plan are not transferable by the grantee other than by will, the laws of descent and distribution and, in the case of NQSOs, pursuant to a qualified domestic relations order. All other terms, including the time or times at which an option becomes exercisable, are determined by the Committee in its discretion. The Committee, however, may not grant options to purchase more than 500,000 shares to any salaried employee in any three-year period. The Option Plan may be amended from time to time by the Board of Directors.


     Grants Under Option Plan. The following table sets forth the number of shares subject to options granted under the Option Plan to the Officers named in the "Summary Compensation Table" under "Compensation of Executive Officers," all persons who received 5% or more of the options granted (other than persons whose relationship with the Company has terminated), all current executive officers as a group and all current employees as a group. No options have been granted under the option plan to outside directors or to associates of directors or executive officers of the Company. The exercise prices of all options granted under the Option Plan (other than options granted on July 15, 1992), ranging from $2.17 to $27.13, were at least equal to the fair market value of the Common Stock as of the respective grant dates. The options granted on July 15, 1992, which was the initial grant date, were granted at an exercise price of $2.17, which is the initial public offering price of the Company's Common Stock. The granting of the options on July 15, 1992 at a price different than the fair market value of the Common Stock was approved by shareholders at the Company's 1993 Annual Meeting. All options granted under the Option Plan vest over a three to five year period and terminate ten years after the date of grant or earlier if employment is terminated.


                                                               NUMBER OF SHARES
                                                               OF COMMON STOCK
                                                              SUBJECT TO OPTIONS
                  NAME OF PERSON OR GROUP                     PREVIOUSLY GRANTED
                  -----------------------                     ------------------
Donald A. Foss..............................................              0
Richard E. Beckman..........................................        750,000(a)
Brett A. Roberts............................................        415,000(b)
Robert A. Derwa.............................................        190,000(c)
Michael W. Knoblauch........................................        260,000(d)
All Executive Officers as a Group...........................      1,915,000(e)
All Other Employees as a Group..............................      1,421,941(f)


-------------------------
(a) Includes 140,000 exercised options.

(b) Includes 36,000 exercised options.

(c) Includes 99,000 exercised options.

(d) Includes 10,000 exercised options.


(e) Includes 353,000 exercised options.



(f) Includes 353,032 exercised options.


     Federal Income Tax Consequences. Under the Code as now in effect, at the time an ISO is granted or exercised, the optionee will not be deemed to receive any income and the Company will not be entitled to any deduction. However, the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise is a tax preference item, which may subject the optionee to the alternative minimum tax in the year of exercise. The holder of an ISO generally will be accorded capital gain or loss treatment on the disposition of Common Stock acquired by exercise of an ISO, provided the disposition occurs more than two years after the date of grant and more than one year after exercise. An optionee who disposes of shares acquired upon exercise of an ISO prior to the expiration of the foregoing holding periods recognizes ordinary income upon the disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price. To the extent ordinary income is recognized by the optionee, the Company may deduct a corresponding amount as compensation expense. Payment of the exercise price by surrendering shares of Common Stock generally will not result in the recognition of a capital gain or loss on the shares surrendered.

     Upon the exercise of a NQSO, an optionee will recognize ordinary income equal to the difference between the exercise price and the fair market value of the Common Stock acquired and the Company will receive a corresponding deduction upon withholding for income and employment taxes. Payment of the exercise price by surrendering shares of Common Stock generally will not result in the recognition of a capital gain or loss on the shares surrendered. When the optionee disposes of the shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as capital gain.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY

     The following table sets forth certain summary information for the years indicated concerning the compensation awarded to, earned by, or paid to the Chief Executive Officer and the other four most highly compensated executive officers of the Company (based on combined salary and bonus for 1996) (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                     LONG TERM
                                                                                   COMPENSATION
                                                                                  ---------------
                                               ANNUAL COMPENSATION                    AWARDS
                                   --------------------------------------------     SECURITIES
    NAME AND PRINCIPAL                                          OTHER ANNUAL        UNDERLYING          ALL OTHER
         POSITION           YEAR   SALARY($)   BONUS($)(A)   COMPENSATION($)(B)   OPTIONS/SARS(#)   COMPENSATION($)(C)
    ------------------      ----   ---------   -----------   ------------------   ---------------   ------------------
Donald A. Foss............  1996   $400,000     $150,000          $10,000                  --             $  625
  Chairman of the           1995    400,000           --            4,929                  --                625
  Board and Chief           1994    400,000      500,000            4,692                  --                625
  Executive Officer
Richard E. Beckman(d).....  1996   $250,000     $100,000          $21,825             300,000             $1,495
  President, Chief          1995    250,000           --           24,004              50,000              1,495
  Operating Officer,        1994    250,000      300,000           20,749             100,000              1,135
  and Director
Robert A. Derwa...........  1996   $100,000     $ 36,000          $ 2,800                  --             $2,875
  Vice President --         1995    100,000        1,228            1,800              20,000              2,875
  Operations                1994    100,000       76,332            2,541               5,000              2,875
Brett A. Roberts..........  1996   $150,000     $135,000          $    --                  --             $  895
  Executive Vice President  1995     96,250           --               --             100,000                865
  and Chief Financial       1994     85,000      210,000               --             100,000                865
  Officer
Michael W. Knoblauch......  1996   $120,000     $125,000          $    --                  --             $  895
  Vice President --         1995     69,056        1,228               --             100,000                895
  Collections               1994     56,941       83,832               --              60,000                625


-------------------------
(a) Annual bonus amounts are earned and accrued during the fiscal years indicated and paid in the following year. See "Compensation of Executive Officers -- Report of the Executive Compensation Committee."

(b) The amounts disclosed in this column are comprised of tax "gross-ups" relating to automobile allowances and, in the case of Mr. Beckman, an interest reimbursement of $19,082, $24,004 and $21,825 in 1994, 1995 and 1996, respectively. See Note (d).

(c) The amounts disclosed in this column for 1996 are comprised of the Company's matching contribution for the 401(k) Profit Sharing Plan of $625 for each officer and of amounts paid for split beneficiary life insurance policies of $870, $2,250, $270 and $270 for Messrs. Beckman, Derwa, Roberts and Knoblauch, respectively.

(d) A portion of the services for which Mr. Beckman was compensated by the Company were rendered on behalf of an affiliated company and the Company was reimbursed a pro rata portion of his salary. See "Certain Relationships and Transactions -- Services". As an inducement to commence employment with the Company, the Company loaned Mr. Beckman $228,000, which is the highest amount outstanding during the term of such loan, with interest paid annually at the Internal Revenue Service allowed rate of interest (as in effect from time to time). The Company has agreed to reimburse Mr. Beckman for such interest payments. The indebtedness becomes due and payable upon termination of Mr. Beckman's employment by Mr. Beckman for any reason or by the Company for cause. If the Company terminates Mr. Beckman's employment other than for cause, the indebtedness will be forgiven. The Company assigned the related promissory note to an affiliated company effective December 31, 1991.

OPTIONS

     The following table provides information on option grants in fiscal 1996 to the Named Executive Officers options were granted under the Company's 1992 Stock Option Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                                  VALUE AT ASSUMED
                       -------------------------------------------------------------------------    ANNUAL RATES OF STOCK
                                                PERCENT OF TOTAL                                     PRICE APPRECIATION
                       NUMBER OF SECURITIES       OPTIONS/SARS                                       FOR OPTION TERM(B)
                       UNDERLYING OPTIONS/    GRANTED TO EMPLOYEES   EXERCISE PRICE   EXPIRATION    ---------------------
        NAME             SARS GRANTED(#)         IN FISCAL YEAR        ($/SHARE)         DATE        5%($)        10%($)
        ----           --------------------   --------------------   --------------   ----------     -----        ------
Donald A. Foss.......             --                    --               $   --              --    $       --   $       --
Richard E. Beckman...        300,000(a)              49.89%               18.75        08/03/06     3,537,511    8,964,787
Robert A. Derwa......             --                    --                   --              --            --           --
Brett A. Roberts.....             --                    --                   --              --            --           --
Michael W.
  Knoblauch..........             --                    --                   --              --            --           --

-------------------------
(a) The options granted vest as follows: 20,000 on 08/03/97, 40,000 on 08/03/98, 60,000 on 08/03/99, 80,000 on 08/03/00, and 100,000 on 08/03/01 or
    immediately upon a change of control of the Company.

(b) Represents the value of such option at the end of its 10-year term (without discounting to present value), assuming the market price of the Common Stock appreciates from the exercise price beginning on the grant date at an annually compounded rate of 5% or 10%. These amounts represent assumed rates of appreciation only. Actual gains, if any, will be dependent on overall market conditions and on the future performance of the Common Stock. There can be no assurance that the price appreciation reflected in this table will be achieved.

     The following table provides information with respect to the options exercised during the fiscal year ending December 31, 1996 and the unexercised options held as of December 31, 1996 by the Named Executive Officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                        NUMBER OF                  VALUE OF UNEXERCISED
                                                                  SECURITIES UNDERLYING                IN-THE-MONEY
                                                                 UNEXERCISED OPTIONS/SARS              OPTIONS/SARS
                                                                  AT FISCAL YEAR-END(#)          AT FISCAL YEAR-END($)(A)
                       SHARES ACQUIRED                         ----------------------------    ----------------------------
        NAME           ON EXERCISE(#)     VALUE REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           ---------------    -----------------    -----------    -------------    -----------    -------------
Donald A. Foss.......          --             $     --                --              --       $       --      $       --
Richard E. Beckman...          --                   --           181,332         468,668        2,568,791       3,091,428
Robert A. Derwa......      20,000              386,668            48,999          66,001          899,912         331,841
Brett A. Roberts.....          --                   --           123,999         130,001        1,177,413       1,182,091
Michael W.
  Knoblauch..........          --                   --            73,333          86,667          502,082         340,418

-------------------------
(a) Values are based on the December 31, 1996 closing price of $23.50 per share on The Nasdaq Stock Market's National Market.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     Harry E. Craig, Thomas A. FitzSimmons, David T. Harrison and Sam M. LaFata served on the Executive Compensation Committee of the Board of Directors during 1996. Mr. FitzSimmons is also a Partner of William Blair & Company LLC, an investment banking/brokerage firm. William Blair & Company LLC is a principal market maker for the Common Stock and, during 1996 and 1997, served as placement agent for the sale of the Company's $70,000,000 7.99% Senior Notes Due July 1, 2001 and $71,750,000 7.77% Senior Notes due October 1, 2001.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee, comprised of directors who are not employees of the Company, annually reviews and makes recommendations to the Board of Directors regarding executive compensation. It is the philosophy of the Committee that the executive compensation program should align the financial interests of the Company's executives with the long term interests of the Company and its shareholders and should attract and retain qualified executives to lead the Company toward its goals. The key elements of the Company's current program include a base salary, a bonus plan linked to the Company's financial performance and equity participation through stock options.

BASE SALARY

     The Executive Compensation Committee's policy with respect to salaries is to establish base compensation levels for executives which are competitive in relation to other companies of similar size within the Company's industry. The Executive Compensation Committee will also take into consideration the executive's responsibilities, experience level, and individual performance. Salaries are reviewed annually and are adjusted based on the recommendation of management.

BONUS PLAN

     The Company's executive officers and certain other key employees participate in a bonus program which is intended to provide a direct link between executive compensation and the performance of both the individual and the Company. The bonus program has been designed so that size of the annual bonus pool is equal to a specified portion of the Company's net income in excess of the earnings per share goal established under the plan and reviewed and approved by the Executive Compensation Committee. An executive's share of this pool will be based in part on that executive's overall performance grade and salary level and in part on that executive's performance measured through achievement of specific objectives. Each executive's performance is evaluated by the Executive Compensation Committee based upon the report and recommendation of management. The Executive Compensation Committee reserves the right to award only a portion of the total bonus pool should individual objectives not be met.

STOCK OPTIONS

     Under the Option Plan, the Executive Compensation Committee may grant options to purchase Common Stock to employees of the Company, including executive officers. Option grants become exercisable over a period of time and generally have an exercise price equal to the fair market value of the Common Stock on the grant date, creating long term incentives to enhance the value of the Company's Common Stock. Generally, the Executive Compensation Committee considers the grant of options to executive officers and key managers on an annual basis. The number of options awarded and the related vesting period are determined based upon management's recommendation and are generally a function of the position held by an executive and his expected contribution to the Company's future growth and profitability.

THE CHIEF EXECUTIVE OFFICER'S 1996 COMPENSATION


     The Executive Compensation Committee's approach to Mr. Foss' compensation is consistent with the Executive Compensation Committee's approach to all other executive officers. Mr. Foss receives a base salary based upon his responsibilities and experience and which the Executive Compensation Committee believes is comparable to the salaries of other chief executive officers at similar companies. Mr. Foss is eligible for the Company's bonus and stock option programs. Mr. Foss' 1996 bonus was based upon the Company's performance relative to specific earnings per share targets and Mr. Foss' individual performance as evaluated by the Executive Compensation Committee. Due to Mr. Foss' substantial equity position, he did not accept any stock options during 1996.


     The Executive Compensation Committee believes that the above elements assist the Company in meeting its short-term and long-term business objectives and appropriately relate executive compensation to the Company's performance.

HARRY E. CRAIG    THOMAS A. FITZSIMMONS    DAVID T. HARRISON     SAM M. LaFATA

DIRECTOR COMPENSATION


     For 1996, all outside Board members received $1,500 for each Board meeting attended plus $500 for each committee meeting attended and were reimbursed for travel related expenses.


                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock during the period beginning on June 5, 1992 (the date on which the Company's Common Stock began trading publicly on the Nasdaq Stock Market's National Market) and ending on December 31, 1996 with the cumulative total return on the Nasdaq Market index and a peer group index based upon the approximately 150 companies included in the Dow Jones -- Diversified Financial Services Industry Group. The comparison assumes that $100 was invested on June 5, 1992 in the Company's Common Stock and in the foregoing indices and assumes the reinvestment of dividends.

         MEASUREMENT PERIOD                 CREDIT            NASDAQ          PEER GROUP
        (FISCAL YEAR COVERED)             ACCEPTANCE       MARKET INDEX
                                         CORPORATION
6/5/92                                           100.00            100.00            100.00
12/31/92                                         241.63            104.87            120.68
12/31/93                                         525.75            125.79            141.18
12/31/94                                         761.80            132.07            135.05
12/31/95                                         890.56            171.31            210.21
12/31/96                                        1008.58            212.87            281.08

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     In the normal course of business, the Company has maintained business relationships and engaged in certain transactions with an affiliated company owned by the Company's Chairman (the "affiliated company") which operates certain affiliated dealers.

CONTRACT ASSIGNMENTS


     As part of its business, the Company regularly accepts installment contracts originated by the affiliated company, which aggregated approximately $25.7 million in 1996, and represented approximately 4% of gross installment contracts receivable as of December 31, 1996. The Company accepted contracts from the affiliated company on the same terms as those accepted from unaffiliated dealers.


INDEBTEDNESS

     As of December 31, 1996, the affiliated company was indebted to the Company in the amount of $1.2 million for borrowings used for working capital purposes which was also the largest amount of such indebtedness outstanding during 1996. Such indebtedness is due on demand and is secured by cash collections on contracts accepted from the affiliated company.

     Pursuant to floor plan arrangements, as of December 31, 1996, the affiliated company was indebted to the Company for $11.9 million. The largest amount of such indebtedness outstanding during 1996, including accrued interest, was $12.1 million. Such indebtedness is due as the vehicles securing such indebtedness are sold, and bears interest at 4% above the prime rate, with a minimum of 12%. These arrangements are secured by the related inventory and future cash collections on installment contracts accepted from the affiliated company.

     These loans are made on the same terms and conditions as loans made to unaffiliated dealers.

SERVICES

     The Company and the affiliated company have entered into a Services Agreement (the "Services Agreement") which provides that the Company will render specified services to the affiliated company, including services relating to insurance management, payroll, tax return preparation and retaining professionals. The affiliated company pays a monthly fee to the Company for such services which is approximately equivalent to the Company's cost of rendering such services and is calculated based on: (i) a percentage of the monthly salary of certain Company employees; (ii) a fee for any tax return prepared and filed by the Company on behalf of the affiliated company (ranging from $300 to $3,000 depending on the type of return); and (iii) an additional amount equal to the allocable share of fees for professional services and insurance premiums and deductibles paid by the Company during the preceding month, less the Company's share of any such fees paid by the affiliated company during the preceding month. The monthly fee includes a fee for the cost of office space owned by the Company and used by the affiliated company. The Services Agreement continues until terminated by the Company or the affiliated company upon 30 days prior written notice. During 1996, the Company charged the affiliated company approximately $311,000 and was charged approximately $97,000 under the Services Agreement.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Company's Audit Committee, has appointed Arthur Andersen LLP as the Company's independent accountants to audit the consolidated financial statements of the Company for the 1997 fiscal year. Arthur Andersen LLP has served as the Company's independent accountants since 1986.

     Representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions from the shareholders and will be given the opportunity to make a statement should they desire to do so.

                                 OTHER MATTERS

     The only matters which management intends to present to the meeting are set forth in the Notice of Annual Meeting. Management knows of no other matters which will be brought before the meeting by any other person. However, if any other matters are properly brought before the meeting, the persons named on the enclosed form of proxy intend to vote on such matters in accordance with their best judgment on such matters.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals by shareholders which are intended to be presented at the 1998 Annual Meeting of Shareholders must be submitted to the Secretary of the Company no later than December 15, 1997 in order to be considered for inclusion in the Company's 1998 proxy materials.

                                          By Order of the Board of Directors,

                                          Donald A. Foss
                                          Donald A. Foss
April 16, 1997                            Chairman and Chief Executive Officer

                         CREDIT ACCEPTANCE CORPORATION
                             1992 STOCK OPTION PLAN
                   (as amended and restated December 1, 1996)


               1. PURPOSE. The purpose of the Plan is to promote the best interests of the Company and its shareholders by giving participants a greater personal interest in the success of the Company in order to create additional incentive for participants to make greater efforts on behalf of the Company.

               2. ADMINISTRATION. (a) The selection of participants in the Plan and decisions concerning the timing, pricing and amount of any grant of options under the Plan shall be made by the Committee. Except as provided in Section 12 of the Plan, the Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or any option granted under the Plan shall be final and binding upon all participants.

               (b) The Committee may delegate to one or more officers or managers of the Company or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant options to, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate options held by participants who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

               3. PARTICIPANTS. Participants in the Plan shall be such key Employees as the Committee may select from time to time. The Committee may grant options to an individual upon the condition that the individual become an Employee, provided that the option shall be deemed to be granted only on the date the individual becomes an Employee.

               4. STOCK. The stock subject to options under the Plan shall be the Common Stock, and may be either authorized and unissued shares or treasury shares held by the Company. The total amount of Common Stock on which options may be granted under the Plan shall not exceed 4,000,000 shares (as adjusted for all stock splits through January 1, 1995), subject to adjustment in accordance with Section 10. Shares subject to any unexercised portion of a terminated, cancelled or expired option granted under the Plan may again be subjected to options under the Plan.

               5. AWARD OF OPTIONS. Subject to the limitations set forth in the Plan, the Committee from time to time may grant options to such participants and for such number of shares of Common Stock and upon such other terms (including, without limitation, the exercise price and the times at which the option may be exercised) as it shall designate; provided that during any three-year period, no salaried Employee shall receive options to purchase more than 500,000 shares of Common Stock (as adjusted from time to time upon the occurrence of a corporate transaction or event described in the first sentence of Section 10). Each option shall be evidenced by a stock option agreement in such form and containing such provisions as the Committee shall deem appropriate, provided that such terms shall not be inconsistent with the Plan. The Committee may designate any option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an option as an Incentive Stock Option or a Nonqualified Stock Option. Any participant may hold more than one option under the Plan and any other stock option plan of the Company. The date on which an option is granted shall be the date of the Committee's authorization of the option or such later date as shall be determined by the Committee at the time the option is authorized.

               Any option intended to constitute an Incentive Stock Option shall comply with the following requirements in addition to the other requirements of the Plan: (a) the exercise price per share for each Incentive Stock Option granted under the Plan shall be equal to the Fair Market Value per share of Common Stock on the date the option is granted; provided that no Incentive Stock Option shall be granted to any participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company, or any Parent or Subsidiary, possessing more than 10% of the total combined voting power of all classes of stock of such Company, Parent or Subsidiary unless, at the date of grant of an option to such participant, the exercise price for the option is at least 110% of the Fair Market Value of the shares subject to option and the option, by its terms, is not exercisable more than five years after the date of grant; (b) the aggregate Fair Market Value of the underlying Common Stock at the time of grant as to which Incentive Stock Options under the Plan (or a plan of a Subsidiary) may first be exercised by a participant in any calendar year shall not exceed $100,000 (to the extent that an option intended to constitute an Incentive Stock Option shall exceed the $100,000 limitation, the portion of the option that exceeds such limitation shall be deemed to constitute a Nonqualified Stock Option); and (c) an Incentive Stock Option shall not be exercisable after the tenth anniversary of the date of grant or such lesser period as the Committee may specify from time to time.

               A Nonqualified Stock Option shall be exercisable for a term not to exceed 10 years, or such lesser period as the Committee shall determine.
The exercise price per share of a Nonqualified Stock Option shall not be less than 85% of the Fair Market Value of the Common Stock on the date the option is granted.

               6. PAYMENT FOR SHARES. The purchase price for shares of Common Stock to be acquired upon exercise of an option granted hereunder shall be paid in full, at the time of exercise, in any of the following ways: (a) in cash, (b) by certified check, bank draft or money order, (c) by tendering to the Company shares of Common Stock then owned by the participant, duly endorsed for transfer or with duly executed stock power attached, which shares shall be valued at their Fair Market Value as of the date of such exercise and payment or (d) by delivery to the Company of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the participant's broker to deliver to the Company a sufficient amount of cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm ("Cashless Exercise") if, at the time of exercise, the Company has entered into such an agreement.

               7.       WITHHOLDING TAXES.

               The Company shall have the right to withhold from a participant's compensation or require a participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an option. A participant may make an election, notice of which shall be in writing, to tender previously-acquired shares of Common Stock or have shares of Common Stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value on the date of exercise of the option sufficient to satisfy in whole or in part the applicable withholding taxes, or the Cashless Exercise procedure described in Section 6 may be utilized to satisfy the withholding requirements related to the exercise of an option.

               8. NON-ASSIGNABILITY. No option shall be transferable by a participant except by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the lifetime of a participant, an option shall be exercised only by the optionee. No transfer of an option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the option.

               9. TERMINATION OF EMPLOYMENT. Unless otherwise provided in the stock option agreement relating to a particular option: (a) if, prior to the date that such option shall first become exercisable, the participant's Employment shall be terminated, with or without cause, or by the act, death, Disability, or retirement of the participant, the participant's right to exercise the option shall terminate and all rights thereunder shall cease; and
(b) if, on or after the date that such option shall first become exercisable, a participant's Employment shall be terminated for any reason other than death or Disability, the participant shall have the right, prior to the earlier of (i) the expiration of the option or (ii) three months after such termination of Employment, to exercise the option to the extent that it was exercisable and is unexercised on the date of such termination of Employment, subject to any other limitation on the exercise of the option in effect at the date of exercise; and
(c) if, on or after the date that such option shall have become exercisable, the participant shall die or become Disabled while an Employee or while such option remains exercisable, the participant or the executor or administrator of the estate of the participant (as the case may be), or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, shall have the right, prior to the earlier of (i) the expiration of the option or (ii) one year from the date of the participant's death or termination due to such Disability to exercise the option to the extent that it was exercisable and unexercised on the date of death, subject to any other limitation on exercise in effect at the date of exercise.

               The transfer of an Employee from one corporation to another among the Company, any Parent and any Subsidiary, or a leave of absence with the written consent of the Company, shall not constitute a termination of Employment for purposes of the Plan.

               10. ADJUSTMENTS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(a) the number and type of shares of Common Stock which thereafter may be made the subject of options, (b) the number and type of shares of Common Stock subject to outstanding options, and (c) the exercise price with respect to any option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option; provided, however, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto; and provided further, however, that the number of shares of Common Stock subject to any option shall always be a whole number. In the event of a Change of Control, options under the Plan shall be treated as the Committee may determine (including acceleration of vesting and settlements of options) at the time of grant or at a subsequent date as provided in the stock option agreement reflecting the grant of such options.

               11. RIGHTS PRIOR TO ISSUANCE OF SHARES. No participant shall have any rights as a shareholder with respect to any shares covered by an option until the issuance of a stock certificate to the participant for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date such certificate is issued.

               12. TERMINATION AND AMENDMENT. The Board of Directors (the "Board") may terminate the Plan, or the granting of options under the Plan, at any time. No Incentive Stock Option shall be granted under the Plan after March 1, 2002. Termination of the Plan shall not affect the rights of the holders of any options previously granted.

               The Board may amend or modify the Plan at any time and from time to time. No amendment, modification, or termination of the Plan shall in any manner affect any option granted under the Plan without the consent of the participant holding the option.

               13. APPROVAL OF PLAN. The Plan shall be subject to the approval of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at a meeting of shareholders of the Company held within 12 months after adoption of the Plan by the Board. No option granted under the Plan may be exercised in whole or in part until the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within such 12-month period, the Plan and any options granted hereunder shall become void and of no effect.

               14. EFFECT ON EMPLOYMENT. Neither the adoption of the Plan nor the granting of any option pursuant to it shall be deemed to create any right in any individual to be retained as an Employee.

               15.      CERTAIN DEFINITIONS.

               A "Change in Control" shall mean (i) consummation of any merger or consolidation with respect to which the Company or any Parent is a constituent corporation (other than a transaction for the purpose of changing the Company's corporate domicile), any liquidation or dissolution of the Company or any sale of all or substantially all of the Company's assets or (ii) a change in the identity of a majority of the members of the Company's Board of Directors within any twelve-month period, which change or changes are not recommended by the incumbent directors immediately prior to any such change or changes.

               The "Code" is the Internal Revenue Code of 1986, as amended.

               The "Committee" is a committee of two or more directors of the Company, each of whom is a "non-employee director" as defined in Rule 16b-3 under the Exchange Act.

               The "Common Stock" is the common stock of the Company.

               The "Company" is Credit Acceptance Corporation, a Michigan corporation.

               "Disabled" or "Disability" means permanently disabled as defined in Section 22(e)(3) of the Code.

               "Employee" means an individual with an "employment relationship" with the Company, or any Parent or Subsidiary, as defined in Regulation 1.421-7(h) promulgated under the Code, and shall include, without limitation, employees who are directors of the Company, or any Parent or Subsidiary.

               "Employment" means the state of being an Employee.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Fair Market Value" shall mean the average of the high and low sale prices per share of the Common Stock reported in the Wall Street Journal for the last preceding day on which the Common Stock was traded prior to the date with respect to which the fair market value is to be determined, as determined by the Committee in its sole discretion; provided, however, that Fair Market Value with respect to the initial option grants approved by the Committee on July 15, 1992 shall be deemed to be the initial public offering price per share of the Company's Common Stock of $13.00 ($6.50 after adjustment for the two-for-one stock split paid March 17, 1993).

               An "Incentive Stock Option" is an option intended to meet the requirements of Section 422 of the Code.

               A "Nonqualified Stock Option" is an option granted under the Plan other than an Incentive Stock Option.

               "Parent" means any "parent corporation" of the Company as defined in Section 424(e) of the Code.

               The "Plan" is the 1992 Stock Option Plan.

               "Subsidiary" means any "subsidiary corporation" of the Company as defined in Section 424(f) of the Code.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     PROXY                                                            PROXY

                         CREDIT ACCEPTANCE CORPORATION

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CREDIT
                             ACCEPTANCE CORPORATION

The undersigned hereby constitutes and appoints Donald A. Foss and Richard
     E. Beckman, and each of them, attorneys, agents and proxies with power of substitution to vote all of the shares of Common Stock of Credit Acceptance Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at 400 Renaissance Center, 23rd Floor, Detroit, Michigan on May 19, 1997 at 9:00 a.m., local time, and at any adjournments thereof, upon the following matter proposed by the Company:

1. FOR the election as directors of all nominees       WITHHOLD AUTHORITY for all nominees listed below. [ ]
listed below [ ]
  (except as marked to the contrary below).

     NOMINEES: Donald A. Foss, Richard E. Beckman, Harry E. Craig, Thomas
     A. FitzSimmons, David T. Harrison and Sam M. LaFata.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
     WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

     ----------------------------------------------------------------------

UNLESS AUTHORITY IS WITHHELD, THIS PROXY WILL BE VOTED FOR THE ELECTION OF
     ALL OF THE NOMINEES NAMED ABOVE AND FOR PROPOSALS 2 AND 3.

2. To approve a proposal to amend the Articles of Incorporation of the Company to increase the number of authorized Common Shares to
   80,000,000.    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. To approve a proposal to amend the 1992 Stock Option Plan to increase
   the number of shares subject to the plan to 5,000,000.    [ ] FOR    [
   ] AGAINST    [ ] ABSTAIN

This Proxy when properly executed will be voted in the manner directed. In their discretion the proxies are also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated April 16, 1997 is unable to serve or, for good cause, will not serve.

                   (Continued and to be Signed on Other Side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated April 16, 1997 and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

                                     NOTE: Please sign exactly as name(s)
                                           appear(s) on stock records. When
                                           signing as attorney, administrator,
                                           trustee, guardian or corporate
                                           officer, please so indicate.

                                           Signature
                                                    ---------------------
                                           Date
                                               --------------------------
                                           Signature
                                                    ---------------------
                                           Date
                                               --------------------------